SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 19, 2001


                                DYNAMIC I-T, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                       0-10065                    82-0379959
------------------             ----------------           ------------------
(State or other                (Commission                (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)

2504 11th Street, Santa Monica, CA                    90405
---------------------------------------------         ---------
(Address of principal executive offices)              (Postal Code)


Registrant's telephone number, including area code:      (310) 392-8179
                                                         --------------

Item 1.     Changes in Control of Registrant

                None.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

         Ernst & Young Kft., former CPAs for the Company, resigned as auditor on July 9, 2001. J.H. Cohn & Co., CPAs of Roseland, New Jersey were engaged as auditors for the Company on July 9, 2001.

         The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

         In connection with the audit of the Company's financial statements for the year ended December 31, 2000, the most recent fiscal year, and through the date of termination of the accountants, no disagreements exist with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference in connection with its report to the subject of the disagreement(s). The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 9, 2001 is filed as Exhibit 16.2 to this Form 8-K.

         The audit report by Ernst & Young Kft for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 5.     Other Events

                None.

Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                        EX-16.1 Resignation of Ernst & Young Kft
                        EX-16.2 Resignation of Ernst & Young Kft
                        EX-23.1 Consent of Ernst & Young Kft

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date: July 17, 2001             DYNAMIC I-T, INC.



                                         By: /s/ Spencer H. Young
                                            --------------------------------
                                             Spencer H. Young, President